                                  AMENDMENT TO
                   THE LL&E DEFERRED COMPENSATION ARRANGEMENT
                           FOR SELECTED KEY EMPLOYEES


         WHEREAS, The LL&E Deferred Compensation Arrangement for Selected Key Employees (the "Plan") was adopted by The Louisiana Land and Exploration Company (the "Company"); and

         WHEREAS, the Company reserved the right to amend the Plan; and

         WHEREAS, the Benefits Committee appointed by the Chief Executive Officer of Burlington Resources Inc. is authorized to administer the Plan; and

         WHEREAS, the Benefits Committee is authorized to act on behalf of the Company in amending the Plan; and

         WHEREAS, no deferrals will be allowed under the Plan with respect to any period after December 31, 1998; and

         WHEREAS, the Benefits Committee wishes to modify the terms of the deferral arrangement with respect to participants in the employ of the Company or any of its affiliates on January 1, 1999 and who did not become eligible to retire under the Plan prior to January 1, 1999;

         NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1999 (such amendment to apply to all deferrals under the Plan regardless of the year of the deferral):

         1. Section 3.1 is amended by adding the following sentence at the end thereof:

               "Anything in this Plan to the contrary notwithstanding, no deferrals shall be allowed under this Plan with respect to compensation for any period after December 31, 1998."

         2.    A new Article V-A is added, to read in its entirety as follows:

               "ARTICLE V-A - REVISED DEFERRAL ARRANGEMENT

               "Anything in this Plan to the contrary notwithstanding, the benefits payable under this Plan in respect of any Participant in this Plan who (i) is in the employ of the Company or any of its affiliates January 1, 1999, and (ii) was not eligible for Retirement on December 31, 1998 (i.e., had not attained age 50 with 10 years of service on December 31, 1998) (such a Participant being hereinafter referred to as an 'Affected Participant,) shall be determined solely in accordance with the provisions set forth below and such Affected Participant and his or her Beneficiaries shall have no right to any benefit under this Plan except as determined pursuant to the provisions set forth below:

AMENDMENT LL&E
DEFERRED COMPENSATION


                (1) The balance in the Participant's Compensation Deferral Account ('Account') on December 31, 1998 shall be determined under the provisions of the Plan as in effect prior to January 1, 1999 utilizing the interest rate that would have applied to the applicable deferral in the case of Retirement.

                (2) With respect to periods on and after January 1, 1999 up to the date of the Participant's termination of employment, the Participant's Account balance determined pursuant to
                     (1) above shall, except as provided below, accrue interest at a rate determined from time to time by the Committee in its sole discretion (the 'Interest Account'). Such interest shall be credited to the Interest Account at the end of each calendar quarter or such other periods as may be determined by the Committee. In lieu of treating the Account as invested in the Interest Account, a Participant may request the Committee (or, with respect to a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Compensation and Nominating Committee of the Board of Directors of Burlington Resources Inc.) to credit all or a specified percentage of such Account in phantom or notional shares of common stock of Burlington Resources Inc. hereinafter called `Phantom Stock' (the 'Company Stock Account'), in a notional sub-account credited with units in a Standard & Poor's 500 Composite Stock Price Index fund or in a mutual fund selected by the Committee, in its sole discretion, that tracks such index (the 'S&P Account'), or in any combination of the Interest Account, the Company Stock Account and/or S&P Account; however, the Committee (or Compensation Committee, as the case may be) shall not be obligated to honor any such Participant's request. If the Committee (or Compensation Committee, as the case may be) elects to honor any such request, it shall establish a separate notional sub-account(s) for such Participant under his or her Account, which shall be credited (i) with respect to the Company Stock Accounts, with whole and fractional shares of Phantom Stock as of January 1, 1999 (or such other date as the Committee (or the Compensation Committee) designates, and with phantom (notional) dividends with respect to the Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock and (ii) with respect to the S&P Account, with whole and fractional units in the S&P Account as of January 1, 1999 and with any notional distributions on such units, which

AMENDMENT LL&E
DEFERRED COMPENSATION

                     shall be credited as being reinvested in additional units. All credits and debits to the Company Stock Account shall be made based on the Fair Market value per share of the common stock of Burlington Resources Inc. on the applicable date, unless otherwise authorized by the Committee (or the Compensation Committee, as the case may be). For this purpose, 'Fair Market Value' means, as applied to a specific date, the mean between the highest and lowest quoted selling prices at which common stock of Burlington Resources Inc. was sold on such date as reported in the NYSE-Corporate Transactions by The Wall Street Journal on such date or, if no such common stock was traded on such date, on the next preceding date on which such common stock was so traded. If the Committee (or Compensation Committee, as the case may be) chooses to not honor any Participant's request to invest his or her Account in the Company Stock Account or S&P Account, the Participant's Account automatically shall be held in the interest Account. Each Participant who has an Account under the Plan may request that all or a specified percentage of his or her Account balances as of any date be reinvested in the Interest Account, Company Stock Account and/or S&P Account; however, the Committee shall not be obligated to honor any such request. This election shall be in such form as the committee (or Compensation Committee, as the case may be) shall establish and shall comply with all requirements of
                     Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent applicable. A Participant shall not possess any rights of a stockholder of Burlington Resources Inc. with respect to a share of Phantom Stock.

                (3) If a Participant had elected Option A with respect to any deferrals to which such option was available, payments will continue to be made in accordance with such Option A election (unless the employment of the Participant terminates prior to the date that payment would otherwise be made, in which event subsection (4) below shall be applicable); provided, however, that such payments pursuant to Option A shall be made only to the extent that the Participant's Account, as determined in accordance with the foregoing provisions of this Article V-A, is sufficient to make such payment. The Participant's Account balance shall be reduced by any amounts so paid out pursuant to Option A.

                (4) Upon the termination of the Participant's employment for any reason, the Participant's Account balance calculated in

AMENDMENT LL&E
DEFERRED COMPENSATION



                     accordance with this Article V-A as of such date of termination of employment shall be paid out in a lump sum in cash as soon as administratively practicable following such date of termination of employment, unless the Participant has elected in accordance with election procedures established by the Committee to instead receive distribution in the form of a 5-year or 10-year annuity. If the Participant elects to receive distribution in the form of a 5-year or 10-year annuity, the Participant will receive his or her Account balance in 5 or 10 (as the case may be) equal annual cash installments, with the first installment being paid in January of the calendar year following the calendar year of the Participant's termination of employment and with the succeeding installments being paid in January of each of the 4 or 9 (as the case may be) succeeding calendar years. The amount of each such installment shall be determined based on the assumption that his or her Account balance calculated in accordance with the foregoing provisions of this Article V-A as of the date of such termination of employment earns interest after such date on the balance from time to time (taking into account reductions in such balance by reason of distributions) at a fixed rate equal to the average of Moody's Corporate Bond Average rates for the prior 3 years (unless the Committee designates a different rate in its sole discretion) and shall be computed in such manner as to cause (to the maximum extent possible) each such installment to be equal. Such installments shall be paid to the Participant or, in the event of his or her death before receiving all such installments, the remaining installments shall be paid to the Participant's Beneficiary.


                              --------------------

This Article V-A shall not apply to a Participant who is not an Affected Participant."

         IN WITNESS WHEREOF, the Benefits Committee has caused this instrument to be executed by its duly authorized officers on this 21st day of December 1998.



                                       BENEFITS COMMITTEE

                                       BY:  /s/  WILLIAM B. USHER
                                            ------------------------------------
                                                 Vice President, Human Resources
                                                 & Administration



ATTEST:


/s/ FREDERICK J. PLAEGER, II
----------------------------------
Vice President, General Counsel
 & Assistant Secretary